Exhibit 10.48

Space above this line for Recorder’s use only

CONSTRUCTION/PERMANENT MORTGAGE,

SECURITY AGREEMENT, ASSIGNMENT OF

LEASES AND RENTS, FINANCING STATEMENT

AND FIXTURE FILING

This CONSTRUCTION/PERMANENT MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING, is effective as of February 27, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Mortgage”) and is made by INDIANA BID-ENERGY, LLC, an Indiana limited liability company (“Mortgagor”), whose address is 969 North Main Street, P.O. Box 297, Bluffton, Indiana 46714, in favor of AGSTAR FINANCIAL SERVICES, PCA, a United States instrumentality, (“Mortgagee”), whose address is 3555 9th Street NW, Suite 400, Rochester, Minnesota 55903.

RECITALS

A.

Unless otherwise defined herein, all capitalized terms herein shall have the meanings ascribed to them in that certain Master Loan Agreement by and between Mortgagor and Mortgagee dated of even date herewith (as the same may be modified or amended from time to time, the “Loan Agreement”).

B.

Mortgagor is the owner and holder of fee simple title in and to that certain real estate located in Bluffton, Wells County, Indiana, as more fully described on Exhibit A (the “Land”).

C.

Mortgagor desires to construct and operate a single 100 million gallon ethanol and co-product production facility and other amenities to be located on the Land (the “Facility”).

D.

Mortgagor and Mortgagee have entered into the Loan Agreement pursuant to which Mortgagee has extended to Mortgagor (i) a Construction Loan in the maximum principal amount of $90,000,000.00 evidenced by a Construction Note of even date herewith which will be converted on the Conversion Date to a Term Loan and Term Revolving Loan as described in (ii) and (iii) below, (ii) a Term Revolving Loan in the maximum principal amount of $20,000,000.00 evidenced by a Term Revolving Note of even date herewith, and (iii) a Term Loan in the maximum principal amount of the remaining outstanding balance of the Construction Loan upon the Conversion Date (as defined in the Loan Agreement) less $20,000,000.00 as evidenced by the Construction Note of even date herewith, all as more fully described in the Loan Agreement (the Construction Note and the Term Revolving Note, are sometimes herein collectively referred to as the “Notes”). The foregoing financial accommodations and credit facilities shall be collectively referred to in this Mortgage as the “Loans”. The total principal amount secured by this Mortgage is $90,000,000.00, or so much thereof as may have been advanced and/or re-advanced now or in the future at variable and/or fixed rates of interest to or for the benefit of Mortgagee and remains unpaid from time to time, plus the amount of protective advances made by Mortgagee as provided for in this Mortgage or any of the other Loan Documents (as defined in the Loan Agreement).

E.

The Loans are payable and to be performed in accordance with the terms of the Notes and the Loan Agreement, with the entire unpaid balance of the Loans to mature and be due and payable in full not later than the Maturity Date (as defined in the Loan Agreement) but in no event later than December 31, 2013 (the “Maturity Date”).

F.

Mortgagor has agreed to mortgage the Mortgaged Property (as that term is defined below) to Mortgagee to secure the Loan Obligations (as those terms are defined below).

G.

The obligations secured by this Mortgage (the “Loan Obligations”) are as follows:

(i)

the Loans, including without limitation, future advances made by Mortgagee to Mortgagor, Mortgagor’s obligations in respect of the due and punctual payment of principal and interest on the Loans when and as due, whether by acceleration or otherwise and all fees, expenses, indemnities, reimbursements, guaranties and other obligations of Mortgagor under the Loans, Loan Agreement and the other Loan Documents, in all cases whether now existing or hereafter arising or incurred;

(ii)

all other amounts payable by Mortgagor under the Loans, Loan Agreement or other Loan Documents as the same now exist or may hereafter be amended; and

(iii)

all obligations of Mortgagor under this Mortgage, including, but not limited to, any protective advances advanced by Mortgagee under this Mortgage.

Pursuant to Indiana Code section 32-29-1-10, the Loan Obligations include, and this Mortgage secures, future obligations and advances under the Loans and protective advances made under this Mortgage or the Loan Documents and future modifications, extensions, conversions, and renewals of the Loans and Loan Obligations secured by this Mortgage.

NOW, THEREFORE, Mortgagor, in consideration of the Mortgagee advancing the Loans and making such funds available to Mortgagor, intending to be legally bound and to secure the payment and performance of the Loan Obligations hereby irrevocably and unconditionally MORTGAGES and WARRANTS and collaterally assigns, collaterally transfers and pledges unto Mortgagee, its successors and assigns, with right of entry and possession, and grants to Mortgagee, its successors and assigns, a mortgage lien upon and security interest in the Land and any buildings, plants, facilities or improvements of any kind (collectively, the “Improvements”), now existing or hereafter constructed or placed thereon, described in Exhibit A attached hereto and all mineral rights, hereditaments, easements and appurtenances thereto, along with the following (to the extent permitted by applicable law or the agreement, instrument or other documents creating Mortgagor’s rights therein), all of which together with the Land is called the “Mortgaged Property”:

(a)

All and singular the tenements, hereditaments, easements, appurtenances, passages, rights of ingress and egress, licenses, permits, rights of use or occupancy, waters, water courses, repair in rights, mineral rights, sewer rights, rights in trade names, licenses, permits and contracts, and all other rights, liberties and privileges of any kind or character in any way now or hereafter appertaining to the Land or any Improvements thereon, including but not limited to, homestead and any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof;

(b)

The land lying within any street, alley, avenue, roadway, or right of way open or proposed or hereafter vacated in front of or adjoining the Land; and all right, title, and interest, if any, of Mortgagor in and to any strips and gores adjoining or used in connection with the Land;

(c)

All agreements, ground leases, grants of easements or rights of way, permits, declarations of easement, conditions or restrictions, disposition and development of agreements, planned unit development agreements, plats, subdivision plans, permits and approvals, and other documents affecting the Land and/or the Improvements;

(d)

All rights, title and interest of Mortgagor in any and all buildings and Improvements of every kind and description now or hereafter erected or placed on the Land and all materials intended for construction, reconstruction, alteration and repairs of such buildings and Improvements now or hereafter erected thereon, all of which materials shall be deemed included within the Mortgaged Property immediately upon the delivery thereof to the Mortgaged Property or upon any earlier acquisition thereof by Mortgagor, and all fixtures now or hereafter owned by Mortgagor and attached to or contained in and used or acquired for use in connection with the Mortgaged Property including, but not limited to, all heating, lighting, refrigerating, ventilating, air conditioning, air cooling, fire extinguishing, plumbing, cleaning, telephone, communications and power equipment, systems and apparatus; and all elevators, switchboards, motors, pumps, screens, awnings, floor coverings, cabinets, partitions, conduits, ducts and compressors; and all cranes and craneways, oil storage, sprinklers/fire protection and water service equipment; and also including any of such property stored on the Land or Improvements or in warehouses and intended to be used in connection with or incorporated into the Land or Improvements or for the pursuit of any other activity in which Mortgagor may be engaged on the Land or Improvements, and including without limitation all tools, cabinets, awnings, window shades, venetian blinds, drapes and drapery rods, brackets, screens, carpeting and other window and floor coverings, decorative fixtures, plants, cleaning apparatus, and cleaning equipment, refrigeration equipment, generators, cables, telecommunication cables, antennas and systems, computers, software, books, supplies, kitchen equipment, appliances, tractors, lawn mowers, groundsweepers and tools, together with all substitutions, accessions, repairs, additions and replacements to any of the foregoing and all other items of furniture, furnishings, equipment and personal property owned by Mortgagor used or useful in the operation of the Mortgaged Property; and all renewals or replacements of all of the aforesaid property owned by Mortgagor or articles in substitution therefore, whether or not the same are or shall be attached to said buildings or Improvements in any manner; it being mutually agreed, intended and declared that all of the aforesaid property owned by Mortgagor and placed by it on the Land or Improvements or used or acquired for use in connection with the operation or maintenance of the Mortgaged Property shall, so far as permitted by law, be deemed to form a part and parcel of the Land for the purposes of this Mortgaged Land and covered by this Mortgage, and as to any of the property aforesaid which does not form a part and parcel of the Land or does not constitute a “fixture” (as such term is defined in the Uniform Commercial Code as in effect in the State of Indiana (the “UCC”), this Mortgage is hereby deemed to be, as well, a security agreement under the UCC for the purposes of creating hereby a security interest in such property which Mortgagor hereby grants to Mortgagee as secured party, and all inventory, office supplies, machinery, apparatus, systems and equipment used or useful in the production of ethanol at the Mortgaged Property, all as now owned or hereafter acquired by Mortgagor;

(e)

All leases of the Land or Improvements or any part thereof, whether now existing or hereafter entered into (the “Leases”), and all rights, title and interest of Mortgagor thereunder, including cash and security deposits under any such Leases;

(f)

Any and all awards, payments or insurance proceeds, including interest and unearned premiums thereon, and the right to receive the same, which may be paid or payable with respect to the Land or Improvements for other properties described above as a result of: (i) the exercise of the right eminent domain or action in lieu thereof; or (ii) the alteration of the grade of any streets; or (iii) any fire, casualty, accident, damage or other injury to or decrease in the value of Land or Improvements or other properties described above, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Mortgagor or Mortgagee, and of the reasonable counsel fees, costs and disbursements incurred by Mortgagor or Mortgagee in connection with the collection of such award or payment. Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be requested by Mortgagee to confirm such assignment to Mortgagee of any such award or payment;

(g)

All licenses, permits (including, but not limited to, building permits), authorizations, certificates, variances, consents, approvals and other approvals now or hereafter acquired pertaining to the Land or any Improvements thereon or which related to the construction of the Improvements and/or the use, occupancy, development, leasing, operation or servicing of the Land, including, but not limited to, air and water discharge permits, environmental permits and rights as is required for the production of ethanol, above-ground storage tank licenses and permits, and all estate, right, title and interest of Mortgagor in, to, under or delivered from all present or future development, construction, operation or use of the Land or any Improvements thereon;

(h)

All intangible personal property relating to the Land and/or Improvements, business records, claims for refunds or rebates of taxes, tax abatements, money, deposit accounts, accounts in general and payment intangibles;

(i)

Any and all water and water rights, minerals, oil, gas, or any rights thereto;

(j)

All plans, drawings, and specifications relating to the Mortgaged Property and the construction of the Improvements, all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from any governmental entity with respect to the Mortgaged Property; and all other interests of any kind and character that Mortgagor now has or at any time hereafter acquires in and to the Mortgaged Property;

(k)

All studies, tests, investigations, and reports of any kind relating to the soils or conditions of the soils of the Land and the suitability of the soils for the construction of the Improvements, all mechanical or structural studies, grading plans, drainage studies, and plans and other similar studies, plans from drawings, or reports of any nature related to the construction of the Improvements;

(l)

All management contracts, service contracts, operating agreements, variances and permits relating to the Land and/or Improvements;

(m)

All after-acquired title to or remainder or reversion of any of the foregoing, all and any proceeds of any of the foregoing, all and any additions, accessions and extensions to, improvements of and substitutions and replacements of any of the foregoing and all additional lands, estates, interest, rights, or any other property acquired by Mortgagor after the date of this Mortgage, all without need for any additional Mortgage, assignment, pledge or conveyance to Mortgagee but Mortgagor will executed and deliver to Mortgagee upon Mortgagee’s request any documents or instruments to further effect or evidence the foregoing; and

(n)

The right in the case of foreclosure hereunder of the encumbered property for Mortgagee to take and use the same by which the buildings and all other Improvements situated on the Land or commonly known and the right to manage and operate said buildings under any such name and variance thereof;

Subject only to the Permitted Encumbrances (as herein defined) and to secure payment of the Loan Obligations.

The Parties intend the definition of Mortgaged Property to be broadly construed and in the case of doubt if any particular item is to be included in the definition of Mortgaged Property, the doubt should be resolved in favor of inclusion.

TO HAVE AND TO HOLD said Mortgaged Property, whether now owned or held or hereafter acquired, unto Mortgagee, its successors and assigns, pursuant to the provisions of this Mortgage.

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the lien, security interest or estate created by this Mortgage to secure the payment of the Loan Obligations, both present and future, shall be first, prior and superior to any lien, security interest, reservation of title or other interest heretofore, contemporaneously or subsequently suffered or granted by Mortgagor, its legal representatives, successors or assigns, except only those, if any, expressly hereinafter referred to and that the Mortgaged Property is to be held, dealt with and disposed of by Mortgagee, upon and subject to the terms, covenants, conditions, uses and agreements set forth in this Mortgage.

PROVIDED ALWAYS, that upon the indefeasible payment in full in cash of the Loan Obligations and all other obligations to Mortgagee under the Loan Documents and the observance and performance by Mortgagor of its covenants and agreements set forth herein and therein, then this Mortgage and the estate hereby and therein granted shall cease and be void and shall be terminated and released as provided herein below.

This Mortgage also constitutes a security agreement within the meaning of the UCC, with respect to all property described herein as to which a security interest may be granted and/or perfected pursuant to the UCC, and is intended to afford Mortgagee to the fullest extent allowed by law, the rights and remedies of a secured party under the UCC.

MORTGAGOR FURTHER agrees as follows:

ARTICLE 1.

AGREEMENTS

Section 1.1

Performance of Loan Obligations; Incorporation by Reference. Subject to any applicable cure or grace periods as set forth in the Loan Documents, Mortgagor shall pay and perform the Loan Obligations. Time is of the essence hereof. All of the covenants, obligations, agreements, warranties and representations of Mortgagor contained in this Agreement, the Loan Agreement and the other Loan Documents and all of the terms and provisions thereof, are hereby incorporated herein and made a part hereof by reference as if fully set forth herein.

Section 1.2

Further Assurances. If Mortgagee requests, Mortgagor shall sign and deliver and cause to be recorded as Mortgagee shall direct any further mortgages, amendments or supplements to this Mortgage, instruments of further assurance, certificates and other documents as Mortgagee reasonably may consider necessary or desirable in order to attach, perfect, continue and preserve the Loan Obligations and Mortgagee’s rights, title, estate, liens and interests under the Loan Documents. Mortgagor further agrees to pay to Mortgagee, upon demand, all reasonable and necessary costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and refilling of any such documents, including reasonable attorneys’ fees.

Section 1.3

Sale, Transfer, Encumbrance. If Mortgagor sells, conveys, transfers or otherwise disposes of, or encumbers, any part of its interest in the Mortgaged Property, whether voluntarily, involuntarily or by operation of law (except for Permitted Encumbrances), without the prior written consent of Mortgagee, Mortgagee shall have the option to declare the Loan Obligations immediately due and payable immediately upon notice. Included within the foregoing actions requiring prior written consent of Mortgagee are: (a) sale by deed or contract for deed; (b) mortgaging or granting a lien on the Mortgaged Property; (other than the Permitted Encumbrances); and (c) a change of control in 50% or more of the equity interest or voting power or control of Mortgagor. Mortgager shall give notice of any proposed action effecting any of the foregoing to Mortgagee for Mortgagee’s consent at least thirty (30) days prior to taking such action. Mortgagor shall pay all reasonable costs and expenses incurred by Mortgagee in evaluation any such action. Mortgagee may condition its consent upon reasonable modification of the Loan Documents or payment of reasonable fees. No such action shall relieve Mortgagor from liability for the Loan Obligations as set forth herein. The consent by Mortgagee to any action shall not constitute a waiver of the necessity of such consent to any subsequent action.

Section 1.4

Insurance. Mortgagor shall obtain, maintain and keep in full force and effect and shall furnish to Mortgagee copies of policies of insurance as described in, and meeting the requirements set forth in, the Loan Agreement. At least ten (l0) days prior to the termination of any such coverage, Mortgagor shall provide Mortgagee with evidence satisfactory to Mortgagee that such coverage will be renewed or replaced upon termination with insurance that complies with the provisions of this Section and the Loan Agreement. Mortgagor, at its sole cost and expense, from time to time when Mortgagee shall so request, will provide Mortgagee with evidence in a form acceptable to Mortgagee, of the full insurable replacement cost of Mortgaged Property. All property and liability insurance policies maintained by Mortgagor pursuant to this Section and the Loan Agreement shall (a) include effective waivers by the insurer of all claims for insurance premiums against Mortgagee, and (b) provide that any losses shall be payable notwithstanding (i) any act of negligence by Mortgagor or Mortgagee, (ii) any foreclosure or other proceedings or notice of foreclosure sale relating to the Mortgaged Property, or (iii) any release from liability or waiver of subrogation rights granted by insured. In addition, all policies of casualty insurance shall contain standard noncontributory mortgagee loss payable clauses to Mortgagee, and the comprehensive general liability and other liability polices required in the Loan Agreement, including environmental pollution polices, shall name Mortgagee as an additional insured.

Section 1.5

Taxes, Liens and Claims, Utilities. Mortgagor shall pay and discharge when due, or cause to be paid and discharged when due, all taxes, assessments and governmental charges and levies (collectively “Impositions”) imposed upon or against the Mortgaged Property or the Rents, or upon or against the Loan Obligations, or upon or against the interest of Mortgagee in the Mortgaged Property or the Loan Obligations, except Impositions measured by the income of Mortgagee. Mortgagor shall provide evidence of such payment at Mortgagee’s request. Mortgagor shall keep the Mortgaged Property free and clear of all liens (including, but not limited to, mechanics’ liens), encumbrances, easements, covenants, conditions, restrictions and reservations (collectively “Encumbrances”) except those set forth in Exhibit B attached hereto and made a part hereof (the “Permitted Encumbrances”). Mortgagor shall pay or cause to be paid when due all charges or fees for utilities and services supplied to the Mortgaged Property. Notwithstanding anything to the contrary contained in this Section, Mortgagor shall not be required to pay or discharge any Imposition or Encumbrance so long as Mortgagor shall in good faith, and after giving notice to Mortgagee, contest the same by appropriate legal proceedings and otherwise in accordance with the requirements set forth in the Loan Agreement. If Mortgagor contests any Imposition or Encumbrance against the Mortgaged Property, Mortgagor shall provide such security to Mortgagee as Mortgagee shall reasonably require against loss or impairment of Mortgagor’s ownership of or Mortgagee’s lien on the Mortgaged Property and shall in any event pay such Imposition or Encumbrance before loss or impairment occurs.

Section 1.6

Escrow Payments. If requested by Mortgagee after the occurrence and during the continuation of an Event of Default, Mortgagor shall deposit with Mortgagee monthly on the first day of each month the amount reasonably estimated by Mortgagee to be necessary to enable Mortgagee to pay, at least five (5) days before they become due, all Impositions against the Mortgaged Property and the premiums upon all insurance required hereby to be maintained with respect to the Mortgaged Property. All funds so deposited shall secure the Loan Obligations. Any such deposits shall be held by Mortgagee, or its nominee, in a non-interest bearing account and may be commingled with other funds. Such deposits shall be used to pay such Impositions and insurance premiums when due. Any excess sums so deposited shall be retained by Mortgagee and shall be applied to pay said items in the future, unless the Loan Obligations have been paid and performed in full, in which case all excess sums so paid shall be promptly refunded to Mortgagor. Upon the occurrence of an Event of Default, Mortgagee may apply any funds in said account against the Loan Obligations in such order as Mortgagee may determine.

Section 1.7

Maintenance and Repair; Compliance with Laws. Mortgagor shall cause the Mortgaged Property to be operated, maintained and repaired in safe and good repair, working order and condition, reasonable wear and tear insured casualty loss excepted; shall not commit or permit waste thereof; except as provided in any Loan Document, shall not remove, demolish or substantially alter the design or structural character of any Improvements without the prior written consent of Mortgagee; shall complete or cause to be completed forthwith any Improvements which are now or may hereafter be under construction upon the Land; shall materially comply or cause material compliance with all laws, statutes, ordinances and codes, and governmental rules, regulations and requirements, applicable to the Mortgaged Property or the manner of using or operating the same, and with any covenants, conditions, restrictions and reservations affecting the title to the Mortgaged Property, and with the terms of all insurance policies relating to the Mortgaged Property; and shall obtain and maintain in full force and effect all consents, permits and licenses necessary for the use and operation of the Mortgaged Property in Mortgagor’s business, Mortgagor shall obtain and maintain in full force and effect all certificates, licenses, permits and approvals that are required by law or necessary for the construction of the Improvements or the use, occupancy or operation of the Project. Subject to the provisions of this Mortgage with respect to insurance proceeds and condemnation awards, Mortgagor shall promptly repair, restore and rebuild any Improvements now or hereafter on the Mortgaged Property which may become damaged or destroyed, such Improvements to be of at least equal value and quality and of substantially the same character as prior to such damage or destruction.

Section 1.8

Leases.

(a)

Notwithstanding anything to the contrary herein, Mortgagor shall not enter into any Lease without Mortgagee’s prior written consent, and shall furnish to Mortgagee, upon execution, a complete and fully executed copy of each Lease. Mortgagor shall provide Mortgagee with a copy of each proposed Lease requiring the consent of Mortgagee and with any information requested by Mortgagee regarding the proposed Tenant thereunder, Mortgagee may declare each Lease to be prior or subordinate to this Mortgage, at Mortgagee’s option.

(b)

Mortgagor shall, at its cost and expense, perform each obligation to be performed by the Landlord under each Lease; not borrow against, pledge or further assign any rents or other payments due thereunder; not permit the prepayment of any rents or other payments due for more than thirty (30) days in advance; and not permit any Tenant to assign its Lease or sublet the premises covered by its Lease, unless required to do so by the terms thereof and then only if such assignment does not work to relieve the Tenant of any liability for performance of its obligations thereunder.

(c)

If any Tenant shall default under its Lease, Mortgagor shall, in the ordinary course of business, exercise sound business judgment with respect to such default, but may not discount, compromise, forgive or waive claims or discharge the Tenant from its obligations under the Lease or terminate or accept a surrender of the Lease.

(d)

If Mortgagor fails to perform any obligations of Mortgagor under any Lease or if Mortgagee becomes aware of or is notified by any Tenant of a failure on the part of Mortgagor to so perform, Mortgagee may, but shall not be obligated to, without waiving or releasing Mortgagor from any Obligation, remedy such failure, and Mortgagor agrees to repay upon demand all sums incurred by Mortgagee in remedying any such failure, together with interest thereon from the date incurred at the Default Rate (as defined in the Loan Agreement).

(e)

For purposes of this Mortgage, the following terms shall have the following meanings:

(i)

“Lease”: Any lease, occupancy agreement or other document or agreement, written or oral, permitting any Person to use or occupy any part of the Mortgaged Property.

(ii)

“Person”: Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in individual, fiduciary or other capacity.

(iii)

“Tenant”: Any Person or party using or occupying any part of the Mortgaged Property pursuant to a Lease.

Section 1.9

Indemnity. Mortgagor shall indemnify Mortgagee together with its participants, successors and assigns and Mortgagee’s directors and officers (collectively the “Indemnified Parties”) against, and hold the Indemnified Parties harmless from, all losses, damages, suits, claims, judgments, penalties, fines, liabilities, costs and expenses by reason of, or on account of, or in connection with the construction, reconstruction or alteration of the Mortgaged Property during Mortgagor’s ownership thereof, or any accident, injury, death or damage to any person or property occurring in, on or about the Mortgaged Property during Mortgagor’s ownership thereof, or any street, drive, sidewalk, curb or passageway adjacent thereto, except to the extent that the same results from the willful misconduct or gross negligence of the Person or party seeking indemnification. The indemnity contained in this Section shall include costs of defense of any such claim asserted against an Indemnified Party, including reasonable attorneys’ fees. The indemnity contained in this Section shall survive payment and performance of the Loan Obligations and satisfaction and release of this Mortgage and any foreclosure thereof or acquisition of title by deed in lieu of foreclosure.

Section 1.10

 Assignment of Leases and Rents.

(a)

As additional security for the Loan Obligations secured by this Mortgage, Mortgagor does hereby bargain, sell, assign, transfer and set over unto Mortgagee all Leases and all the rents, fees, issues, profits, revenues, royalties and other income of any kind (“Rents”) which, whether before or after foreclosure, or during the full statutory period of redemption, if any, shall accrue and be owing for the use or occupation of the Mortgaged Property or any part thereof. So long as no Event of Default exists under this Mortgage, Mortgagor shall have a revocable license to collect, but not more than one (l) month in advance under any Lease, all Rents earned prior to default. This Mortgage constitutes an absolute, irrevocable, currently effective assignment of Rents and profits. Mortgagor hereby appoints Mortgagee Mortgagor’s true and lawful attorney-in-fact with full power of substitution to, upon the occurrence and during the continuation of an Event of Default, demand, collect and receive any and all Rents which may be or become due and payable by Tenants after the occurrence of any Event of Default, which appointment is coupled with an interest and is irrevocable. Upon the occurrence and during the continuation of an Event of Default, Mortgagee may, at its discretion, file any claim or take any action to collect and enforce the payment of Rents, either in Mortgagee’s name or Mortgagor’s name or otherwise. Tenants are hereby expressly authorized and directed by Mortgagor to pay to Mortgagee all Rents upon Mortgagee’s demand, and such Tenants are hereby expressly relieved of any and all duty, obligation or liability in respect of any Rents so paid to Mortgagee.

(b)

If, at any time after an Event of Default hereunder and during the continuation thereof, in the sole discretion of Mortgagee, a receivership may be necessary to protect the Mortgaged Property or its Rents, whether before or after maturity of any Loan and whether before or at the time of or after the institution of suit to collect such Loan Obligations, or to enforce this Mortgage, Mortgagee, as a matter of strict right and regardless of the value of the Mortgaged Property or the amounts due hereunder or secured hereby, or of the solvency of any party bound for the payment of such Loan Obligations, shall have the right to the appointment of a receiver to take charge of, manage, preserve, protect, rent and operate the Mortgaged Property, to collect the Rents thereof, to make all necessary and needful repairs, and to pay all Impositions against the Mortgaged Property and all premiums for insurance thereon, and to do such other acts as may by such court be authorized and directed, and after payment of the expenses of the receivership and the management of the Mortgaged Property, to apply the net proceeds of such receivership in reduction of the Loan Obligations secured hereby or in such other manner as the said court shall direct notwithstanding the fact that the amount owing thereon may not then be due and payable or the said Loan Obligations is otherwise adequately secured. Such receivership shall, at the option of Mortgagee, continue until full payment of all sums hereby secured or until title to the Mortgaged Property shall have passed by sale under this Mortgage.

(c)

The reasonable costs and expenses (including any receiver’s fees and reasonable attorneys’ fees) incurred by Mortgagee pursuant to the powers herein contained shall be reimbursed by Mortgagor to Mortgagee on demand as promptly as practicable, shall be secured hereby and shall bear interest from the date incurred at the Default Rate. Mortgagee shall not be liable to account to Mortgagor for any action taken pursuant hereto, other than to account for any Rents, fees, issues, revenues, profits or proceeds actually received by Mortgagee.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Mortgagor represents and warrants to Mortgagor and covenants with Mortgagor as follows:

Section 2.1

Ownership. Liens. Compliance with Laws. Mortgagor owns the Mortgaged Property free from all liens and Encumbrances except the Permitted Encumbrances. To the best of Mortgagor’s knowledge, except as otherwise specifically provided in the Loan Agreement, all material applicable zoning, environmental, land use, subdivision, building, fire, safety and health laws, statutes, ordinances, codes, rules, regulations and requirements affecting the Mortgaged Property permit the current use and occupancy thereof, and Mortgagor has obtained or is in the process of obtaining all consents, permits and licenses required for such use, but in no event shall Mortgagor use the Mortgaged Property where such use requires consents, permits and/or licenses until obtaining the required consents, permits and licenses. Mortgagor has examined and is familiar with all applicable covenants, conditions, restrictions and reservations, and with all applicable laws, statutes, ordinances, codes and governmental rules, regulations and requirements affecting the Mortgaged Property, and to the best of Mortgagor’s knowledge, the Mortgaged Property complies in all material respects with all of the foregoing.

Section 2.2

Use. The Mortgaged Property is not homestead property, a single or two family dwelling, nor is it agricultural property or in agricultural use. Except to the extent specifically permitted in the Loan Agreement, the construction, use and occupancy of the Project complies and will comply with all requirements of law and any Permitted Encumbrance. No portion of any Improvements will be/are constructed over areas subject to easements, in violation of the terms of such easements. Neither the zoning nor any of the right to construct or to use any Improvements will be/is to any extent dependent upon or related to any real estate other than the Land; and all approvals, licenses, permits, certifications, filings and other actions required by law with respect to the construction, use, occupancy and operation of the Mortgaged Property, have been or will be received.

Section 2.3

Utilities; Services. The Mortgaged Property is, or will be, serviced by all necessary public utilities, and all such utilities are, or will be, operational and have sufficient capacity. The Mortgaged Property has access to all public streets and railroad spurs and tracks, and is benefited by all necessary easements, to allow the operation of the Mortgaged Property by Mortgagor in the ordinary course of business and in a prudent manner.

Section 2.4

Construction of the Improvements. Except as otherwise specifically provided in the Loan Agreement, Mortgagor has, or prior to commencement of construction of any Improvements will have, received all requisite building permits and approvals, all approvals and consents to the Plans and without limiting the generality of the foregoing, complied with all requirements of law applicable to the construction of the Project. Mortgagor shall promptly complete all Improvements in a good and workmanlike manner in accordance with the Plans approved by Mortgagee and free from any liens or Encumbrances of any nature except for this Mortgage and the Permitted

Exceptions.

ARTICLE III.

CASUALTY; CONDEMNATION

Section 3.1

Casualty, Repair, Proof of Loss. If any portion of the Mortgaged Property shall be damaged or destroyed by any cause (a “Casualty”), Mortgagor shall, subject to Section 3.2 below:

(a)

give notice to the Mortgagee as promptly as practicable; and

(b)

unless the Mortgagee has withheld Casualty proceeds during the twelve (12) months prior to the Maturity Date and insurance proceeds and other funds are not available to Mortgagor, promptly commence and diligently pursue to completion (in accordance with plans and specifications approved by Mortgagee) the restoration, repair and rebuilding of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the Casualty; and

(c)

if the Casualty is covered by insurance, immediately make proof of loss and to the extent permitted by this Mortgage, collect all insurance proceeds, all such proceeds to be payable to Mortgagee or as Mortgagee shall direct. If an Event of Default shall be in existence, or if Mortgagor shall fail to provide notice to Mortgagee of filing proof of loss, or if Mortgagor shall not be diligently proceeding, in Mortgagee’s reasonable opinion, to collect such insurance proceeds, then Mortgagee may, but is not obligated to, make proof of loss, and is authorized, but is not obligated, to settle any claim with respect thereto, and to collect the proceeds thereof.

Section 3.2

Use of Insurance Proceeds. Mortgagee shall make the net insurance proceeds received by it (after reimbursement of Mortgagee’s reasonable out-of pocket costs of collecting and disbursing the same) available to Mortgagor to pay the cost of restoration, repair and rebuilding of the Mortgaged Property, subject to all of the following conditions precedent:

(a)

There shall be no Event of Default in existence at the time of any disbursement of the insurance proceeds; and

(b)

Mortgagee shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of insurance proceeds and other funds deposited by Mortgagor with Mortgagee or Mortgagor has otherwise demonstrated to Mortgagee’s satisfaction the availability of funds to complete the restoration, repair or rebuilding; and

(c)

Mortgagee shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Mortgagee (such approval not to be unreasonably withheld), in accordance with codes and ordinances; and

(d)

All funds shall be disbursed, at Mortgagee’s option, in accordance with Mortgagee’s customary disbursement procedures for construction loans (but in any event in a manner consistent with the requirements and provisions contained in the Loan Agreement).

If any of these conditions shall not be satisfied, then Mortgagee shall have the right to use the insurance proceeds to prepay the Loan Obligations. If any insurance proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Mortgagor, or at the Mortgagee’s discretion, used to prepay the Loan Obligations.

In the event such insurance proceeds are made available for restoration and repair by the Mortgagee, Mortgagor shall pay all costs incurred by Mortgagee in connection with the application of such insurance proceeds (including but not limited to reasonable costs incurred by Mortgagee, and a title company or agent approved by Mortgagee in overseeing the disbursement of such insurance proceeds), and the Improvements shall be restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction.

Section 3.3

Condemnation. If any portion of the Mortgaged Property shall be taken, condemned or acquired pursuant to exercise of the power of eminent domain or threat thereof (a “Condemnation”), Mortgagor shall:

(a)

give notice thereof to Mortgagee as promptly as practicable, and send a copy of each document received by Mortgagor in connection with the Condemnation to Mortgagee promptly after receipt; and

(b)

diligently pursue any negotiation and prosecute any proceeding in connection with the Condemnation at Mortgagor’s expense. If an Event of Default shall be in existence, or if Mortgagor, in Mortgagee’s reasonable opinion, shall not be diligently negotiating or prosecuting the claim, Mortgagee is authorized, but not required, to negotiate and prosecute the claim and appear at any hearing for itself and on behalf of Mortgagor and to compromise or settle all compensation for the Condemnation. Mortgagee shall not be liable to Mortgagor for any failure by Mortgagee to collect or to exercise diligence in collecting any such compensation. Mortgagor shall not compromise or settle any claim resulting from the Condemnation if such settlement shall result in payment of more than $500,000 less than Mortgagee’s reasonable estimate of the damages therefrom. All awards shall be paid to Mortgagee.

Section 3.4

Use of Condemnation Proceeds. Mortgagee shall make the net proceeds of any Condemnation received by it (after reimbursement of Mortgagee’s out-of-pocket costs of collecting and disbursing the same) available to Mortgagor for restoration, repair and rebuilding of the Mortgaged Property, subject to all of the following conditions precedent:

(a)

There shall be no Event of Default in existence at the time of any disbursement of the condemnation proceeds;

(b)

Mortgagee shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of condemnation proceeds and other funds deposited by Mortgagor with Mortgagee or Mortgagor has otherwise demonstrated to Mortgagee’s satisfaction the availability of funds to complete the restoration, repair or rebuilding;

(c)

Mortgagee shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Mortgagee (such approval not to be unreasonably withheld), in accordance with codes and ordinances and in accordance with the terms, and within the time requirements in order to prevent termination, of any Lease;

(d)

All funds shall be disbursed, at Mortgagee’s option, in accordance with Mortgagee’s customary disbursement procedures for construction loans; and

(e)

The condemnation or taking causes damage of $500,000.00 or less or requires restoration which costs less than $500,000.00. If any of these conditions shall not be satisfied, then Mortgagee shall have the right to use the condemnation proceeds to prepay the Loan Obligations. If any condemnation proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Mortgagor, or at Mortgagee’s discretion, used to prepay the Loan Obligations.

ARTICLE IV.

DEFAULTS AND REMEDIES

Section 4.1

Events of Default. The term “Event of Default,” wherever used in this Mortgage, shall mean the occurrence of an Event of Default under the Loan Agreement.

Section 4.2

Remedies. Subject to any applicable notice and cure and/or grace periods in the Loan Agreement after an Event of Default, Mortgagee shall be entitled to invoke, subject to any limitations or restrictions imposed by applicable law, any and all of the rights and remedies described below, in addition to all other rights and remedies available to Mortgagee under any Loan Document or at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of anyone or more of them shall not constitute an election of remedies.

(a)

Acceleration. Mortgagee may declare any or all of the Loan Obligations to be due and payable immediately. In addition, Mortgagee shall have no further obligation to make any Advances under any Loan. If, while any insurance proceeds or condemnation awards are being held by Mortgagee to reimburse Mortgagor for the cost of rebuilding or restoration of buildings or improvements on the Mortgaged Property, Mortgagee shall accelerate the Loan Obligations, then and in such event, Mortgagee shall be entitled to apply all such insurance proceeds and condemnation awards then held by it in reduction of the Loan Obligations and any excess held by it over the amount of Loan Obligations then due hereunder shall be returned to Mortgagor or the Persons legally entitled thereto without interest.

(b)

Receiver. Mortgagee shall have the right to obtain a receiver in accordance with applicable law at any time after an Event of Default which is continuing, whether or not an action for foreclosure has been commenced. Any court having jurisdiction shall at the request of Mortgagee following an Event of Default which is continuing, appoint a receiver to take immediate possession of the Mortgaged Property and to rent or operate the same as he may deem best for the interest of all parties concerned, and such receiver shall be liable to account to the Mortgagor only for the net profits, after application of rents, issues and profits upon the costs and expenses of the receivership and upon the Loan Obligations. Mortgagee shall have the right, at any time to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Mortgaged Property and sums so advanced, with interest at the Default Rate.

(c)

Entry. Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Mortgaged Property, and may also do any and all other things in connection with those actions that Mortgagee may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: taking and possessing all of Mortgagor’s or the then owner’s books and records; entering into, enforcing, modifying or canceling leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collection and receiving any payment of money owing to Mortgagee; terminating management agreements, contracts or agents/managers responsible for the operation and/or property management of the Mortgaged Property; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Mortgagee so requests, Mortgagor shall assemble all of the Mortgaged Property that has been removed from the Land and make all of it available to Mortgagee at the site of the Land. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor’s attorney-in-fact to, following the occurrence and during the continuation of an Event of Default, perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor’s name on any instruments, such appointment being coupled with an interest and irrevocable.

(d)

Cure; Protection of Security. Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure, Mortgagee may also enter the Mortgaged Property and/or do any and all other things which it may in its sole reasonable discretion consider necessary and appropriate to protect the security of this Mortgage. Any reasonable amounts expended by Mortgagee under this Section 4.2(d) shall be secured by this Mortgage and shall be payable upon demand and shall accrue interest at the Default Rate until paid in full.

(e)

Uniform Commercial Code Remedies. Mortgagee may exercise any or all of the remedies granted to a secured party under the UCC.

(f)

Foreclosure; Lawsuits. Mortgagee or its nominee may institute such mortgage foreclosure actions provided for by Indiana law in accordance with applicable law and may bid and become the purchaser of all or any part of the Mortgaged Property at any foreclosure or other sale hereunder, and the amount of Mortgagee’s successful bid shall be credited on the Loan Obligations. Without limiting the foregoing, Mortgagee may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or contained in any of the other Loan Documents, or in aid of the execution of any power herein or therein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction, or for damages, or to collect the Loan Obligations secured hereby, or for the enforcement of any other appropriate legal, equitable, statutory or contractual remedy.

(g)

Other Remedies. Mortgagee may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore or otherwise available at law or in equity, concurrently or in the future executed by Mortgagor or any other Person or entity in favor of Mortgagee in connection with the Loan Obligations or any part thereof, without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor. Mortgagee shall have the right to pursue all remedies afforded to a Mortgagee under applicable law, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of such statutes which is specifically referred to herein may be repealed, Mortgagee shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference.

(h)

Power of Sale for Personal Mortgaged Property. Under this power of sale, Mortgagee shall have the discretionary right to cause some or all of the Mortgaged Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(i)

Determination of Personal Property. For purposes of the power of sale provided above, Mortgagee may elect to treat as personal property any Mortgaged Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Mortgagee may dispose of any personal property, in any manner permitted by Article 9 of the UCC, including any public or private sale, or in any manner permitted by any other applicable law.

(j)

Single or Multiple Foreclosure Sales. If the Mortgaged Property consists of more than one lot, parcel or item of Mortgaged Property, Mortgagee may, in accordance with applicable law:

(i)

designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(ii)

elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale, or pursuant to the power of sale contained herein; or through two or more such sales or dispositions; or in any other manner Mortgagee may deem to be in its best interests (any foreclosure sale or disposition as permitted by the terms hereof is sometimes referred to herein as a “Foreclosure Sale;” and any two or more such sales, “Foreclosure Sales”).

If it chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Mortgage on any part of the Mortgaged Property which has not been sold, until the Loan Obligations have been paid in full.

Section 4.3

Expenses of Exercising Rights Powers and Remedies. The reasonable expenses (including any receiver’s fees, reasonable attorneys’ fees, appraisers’ fees, environmental engineers’ and/or consultants’ fees, auctioneer’s fees and costs, costs incurred for documentary and expert evidence, stenographers’ charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, UCC and chattel lien searches, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Mortgaged Property) incurred by Mortgagee after the occurrence of any Event of Default and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by Mortgagor, with interest thereon from the date incurred at the Default Rate and shall be added to the Loan Obligations secured by this

Mortgage.

Section 4.4

Restoration of Position. In case Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof, except as might otherwise be determined by a final order of a court of competent jurisdiction.

Section 4.5

Marshalling. Mortgagor, for itself and on behalf of all Persons which may claim under Mortgagor, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by Mortgagee of its remedies for an Event of Default hereunder, absent this waiver. Mortgagee shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing upon any other portion thereof.

Section 4.6

Waivers. No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release of any breach of the provisions set forth herein to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision. No receipt of partial payment after acceleration of the Loan Obligations shall waive the acceleration. No payment by Mortgagor or receipt by Mortgagee of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Mortgagee may accept any check or payment without prejudice to Mortgagee’s right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage. The consent by Mortgagee to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

Section 4.7

Mortgagee’s Right to Cure Defaults. If Mortgagor shall fail to comply with any of the terms of this Mortgage with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair, or any other term contained herein and such failure shall continue for a period of three (3) days after notice of such failure from Mortgagee, Mortgagee may make advances to perform the same without releasing any of the Loan Obligations. Mortgagor agrees to repay upon demand all sums so advanced and all sums expended by Mortgagee in connection with such performance, including without limitation reasonable attorneys’ fees, with interest at the Default Rate from the dates such advances are made until paid in full, and all sums so advanced and/or expenses incurred, with interest, shall be secured hereby, but no such advance and/or incurring of expense by Mortgagee, shall be deemed to relieve Mortgagor from any default hereunder, or to release any of the Loan Obligations.

Section 4.8

Suits and Proceedings. Mortgagee shall have the power and authority, upon prior notice to Mortgagor, to institute and maintain any suits and proceedings as Mortgagee may deem advisable to (a) prevent any impairment of the Mortgaged Property by any act which may be unlawful or by any violation of this Mortgage, (b) preserve or protect its interest in the Mortgaged Property, or (c) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the sole opinion of Mortgagee, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee’s interest.

ARTICLE V.

MISCELLANEOUS

Section 5.1

Binding Effect; Survival; Number; Gender. This Mortgage shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. All agreements, representations and warranties contained herein or otherwise heretofore made by Mortgagor to Mortgagee shall survive the execution and delivery hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

Section 5.2

Severability. The unenforceability or invalidity of any provision of this Mortgage as to any Person or circumstance shall not render that provision unenforceable or invalid as to any other Person or circumstance. If any provision of this Mortgage is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Mortgage, the legality, validity and enforceability of the remaining provisions of this Mortgage shall not be affected thereby.

Section 5.3

Notices. Any notice or other communication to any party in connection with this Mortgage shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four (4) days after the date of mailing if mailed. Notices shall be given to or made upon the respective parties hereto at their respective addresses set forth below:

If to Mortgagee:

AgStar Financial Services, PCA

3555 9th Street NW, Suite 400

Rochester, MN 55903

Facsimile: (507) 344-5088

Attention: Mark Schmidt

With copies to:

Gray Plant Mooty

1010 West St, Germain, Suite 600

St, Cloud, MN 5630]

Facsimile: (320) 252-4482

Attention: Phillip L. Kunkel

If to Mortgagor:

Indiana Bio-Energy, LLC

969 North Main Street, P.O. Box 297

Bluffton, IN 46714

Facsimile: (260) 353-1100

Attention: President

With copies to:

Krieg DeVault LLP

2800 One Indiana Square

Indianapolis, IN 46204

Facsimile: (317) 636-1507

Attn. John R. Kirkwood, Esq.

Either party may change its address for notices by a notice given pursuant to this Section.

Section 5.4

Applicable Law. This Mortgage shall be construed and enforceable in accordance with, and be governed by, the laws of the State of Indiana, without giving effect to conflict of laws or principles thereof. The Loan Agreement and Notes shall be construed and enforceable in accordance with, and be governed by, the laws of the State of Minnesota, without giving effect to conflict of laws or principles thereof.

Section 5.5

WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE, BY ITS ACCEPTANCE OF THIS MORTGAGE, EACH IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.6

Effect. This Mortgage is in addition and not in substitution for any other guarantees, covenants, obligations or other rights now or hereafter held by Mortgagee from any other Person or entity in connection with the Loan Obligations.

Section 5.7

Assignability Mortgagee shall have the right to assign this Mortgage, in whole or in part, or sell participation interests herein, to any Person obtaining an interest in the Loan Obligations.

Section 5.8

Headings. Headings of the Sections of this Mortgage are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 5.9

Fixture Filing. This instrument shall be deemed to be a Fixture Filing within the meaning of the UCC, and for such purpose, the following information is given:

(a)

Name and address of Debtor:

Indiana Bio-Energy, LLC

969 North Main Street, P.O. Box 297

Bluffton, IN 46714

(b)

Type of Organization:

Limited Liability Company

(c)

Jurisdiction of Organization:

Indiana

(d)

Organizational J.D. No.:

IN2004120800099

(e)

Name and address of Secured Party:

AgStar Financial Services, PCA

3555 9th Street NW, Suite 400

Rochester, MN 55903

Facsimile: (507) 344-5088

Attention: Mark Schmidt

(f)

Description of the collateral:

See granting clause above

(g)

Description of real estate to which

See Exhibit A hereto.

the collateral is attached or upon

which it is or will be located:

Some of the above-described collateral is or is to become fixtures upon the above described real estate, and this Fixture Filing is to be filed for record in the public real estate records.

Section 5.10 Estoppel Certificate. At any time and from time to time, within ten (10) Business Days after receipt from Mortgagee of a written request therefore, Mortgagor shall prepare, execute and deliver to Mortgagee, and/or any other party which Mortgagee may designate, an estoppel certificate stating: (a) the amount of the unpaid principal balance and accrued interest secured by this Mortgage on the date thereof; (b) the date upon which the last payment secured by this Mortgage was made and the date the next payment secured by this Mortgage is due; and (c) that the provisions of the Loan Agreement, this Mortgage and the other Loan Documents described in said request have not been materially amended or changed in any manner, that there are no material defaults or events of default then existing under the terms of the Loan Agreement, this Mortgage or the other Loan Documents described in said request, and that Mortgagor has no defenses, claims or offsets against full enforcement hereof and thereof ac(according to the terms hereof and thereof, or listing and describing any such amendments, changes, defaults, events of default, defenses, claims or offsets which do exist.

IN WITNESS WHEREOF, Mortgagor, has executed and delivered as of the date first written above.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

MORTGAGOR:

Indiana Bio-Energy, LLC

an Indiana limited liability company

By: /s/ Stephen J. Hogan

       Stephen J. Hogan, President

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF INDIANA

)

) ss.

COUNTY OF  Marion

)

Before me, a Notary Public in and for said County and State, personally appeared Stephen 1. Hogan, known to me to be the President of Indiana Bio-Energy, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing for and on behalf of said limited liability company.

Witness my hand and Notarial Seal, this 27th  of February, 2007.

/s/ Bradley S. Fuson

Notary Public – Signature

Notary Public - Printed

My Commission Expires:

[Seal]

My County of Residence                            County, Indiana

This Instrument Prepared by and Return to:

Donald K. Densborn

Sommer Barnard PC

8888 Keystone Crossing, Suite 1400

Indianapolis, IN 46240-4609

I affirm, under penalties of perjury, that I have taken reasonable care to redact each social security number in this document, unless required by law.

Donald K. Densborn

EXHIBIT A

LEGAL DESCRIPTION

The following described real estate located in Wells County, Indiana:

Parcel No. 90-08-08-100-001.000-002

Part of the Northeast Quarter of Section 8, Township 26 North, Range 12 East, Harrison Township, Wells County, Indiana, described as follows: Beginning at the Northwest corner of said Northeast Quarter found per record witness; thence easterly, 2229.08 feet along the north line of said Northeast Quarter to a 5/8” rebar stake set on the westerly right-of-way line of the Norfolk and Western Railway Company; thence southwesterly, deflecting right 111 degrees 41 minutes 00 seconds, 2861.11 feet along said westerly right-of-way line to a 5/8” rebar stake set on the south line of said Northeast Quarter; thence westerly, deflecting right 67 degrees 21 minutes 40 seconds, 1121.70 feet along said south line to a 5/8” rebar stake set at the Southwest Corner of said Northeast Quarter; thence northerly, deflecting right 89 degrees 52 minutes 40 seconds, 2677.84 feet along the west line of said Northeast Quarter to the place of beginning. Containing 102.50 acres.

Parcel No. 90-08-08-200-001.000-010; 90-08-08-200-002.000-010

Part of the Northwest Quarter of Section 8, Township 26 North, Range 12 East, Harrison Township, Wells County, Indiana, described as follows:

Beginning at the Southwest corner of said Northwest Quarter found per record witness; thence Northerly, 1208.78 feet along the West line of said Northwest Quarter to a P.K. nail at the Southwest corner of the 17.04 acre tract described in Deed Record 130, Page 872; thence Northeasterly, deflecting right 65 degrees 20 minutes 38 seconds, 2931.66 feet along the South line of said 17.04 acre tract to a 5/8” rebar stake on the East line of said Northwest Quarter; thence Southerly, deflecting right 114 degrees 57 minutes 47 seconds, 1112.76 feet along said East line to a 5/8” rebar stake at the Southeast corner of the Northeast Quarter of said Northwest Quarter; thence Westerly, deflecting right 90 degrees 04 minutes 33 seconds, 1329.23 feet to a 5/8” rebar stake at the Southwest corner of the Northeast Quarter of said Northwest Quarter; thence Southerly, deflecting left 90 degrees 13 minutes 45 seconds, 1337.85 feet to a 5/8” rebar stake at the Southeast corner of the Southwest Quarter of said Northwest Quarter; thence Westerly, deflecting right 90 degrees 16 minutes 33 seconds, 1325.66 feet along the South line of said Northwest Quarter to the place of beginning. Containing 70.79 acres more or less.

Parcel No. 90-08-08-300-002.000-002

Tract I: The Southeast Quarter of the Northwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, containing 40 acres, more or less.

Tract II: The east half of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, containing 80 acres, more or less.

EXCEPTING THEREFROM, Part of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Harrison Township, Wells County, Indiana, described as follows: Starting at the southeast corner of said Southwest Quarter found per record witness; thence westerly, 451.42 feet along the south line of said Southwest Quarter to a P.K. nail which shall be the place of beginning; thence continuing westerly, 253.58 feet along said south line, to a PK nail; thence northerly, deflecting right 90 degrees 00 minutes 00 seconds, 280.00 feet to a 5/8” rebar stake; thence easterly, deflecting right 90 degrees 00 minutes 00 seconds, 253.58 feet parallel with the south line of said Southwest Quarter to a 5/8” rebar stake; thence southerly, deflecting right 90 degrees 00 minutes 00 seconds, 280.00 feet to the place of beginning. Containing 1.63 acres, more or less.

Containing in all 118.37 acres, after exception.

Parcel No. 90-08-08-400-027.000-010

Part of the Northwest Quarter of Section 8, Township 26 North, Range 12 East, Harrison Township, Wells County, Indiana, described as follows:

Starting at the northwest corner of said Northwest Quarter; thence southerly, 1185.11 feet, along the west line of said Northwest Quarter to its intersection with the southerly right-of-way line of the Norfolk and Western Railway Company, which shall be the place of beginning; thence northeasterly, deflecting left 114 degrees 39 minutes 22 seconds, 2804.95 feet, along said right-of-way line to the north line of said Northwest Quarter; thence easterly, deflecting right 24 degrees 59 minutes 26 seconds, 116.37 feet, along said north line to the northeast corner of said Northwest Quarter; thence southerly, deflecting right 89 degrees 58 minutes 17 seconds, 226.16 feet, along the east line of said Northwest Quarter; thence southwesterly, deflecting right 65 degrees 02 minutes 17 seconds, 2931.66 feet, parallel with the southerly right-of-way line of the Norfolk and Western Railway Company to the west line of said Northwest Quarter; thence northerly, deflecting right 114 degrees 39 minutes 22 seconds, 279.69 feet, along said west line to the place of beginning. Containing 17.04 acres.

Parcel No. 90-08-08-200-001.000-01 0; 90-08-08-200-002.000-01 0

Part of the Northwest Quarter of Section 8, Township 26 North, Range 12 East, Harrison Township, Wells County, Indiana, described as follows:

Beginning at the Southwest corner of said Northwest Quarter found per record witness; thence Northerly, 1208.78 feet along the West line of said Northwest Quarter to a P.K. nail at the Southwest corner of the 17.04 acre tract described in Deed Record 130, Page 872; thence Northeasterly, deflecting right 65 degrees 20 minutes 38 seconds, 2931.66 feet along the South line of said 17.04 acre tract to a 5/8” rebar stake on the East line of said Northwest Quarter; thence Southerly, deflecting right 114 degrees 57 minutes 47 seconds, 1112.76 feet along said East line to a 5/8” rebar stake at the Southeast corner of the Northeast Quarter of said Northwest Quarter; thence Westerly, deflecting right 90 degrees 04 minutes 33 seconds, 1329.23 feet to a 5/8” rebar stake at the Southwest corner of the Northeast Quarter of said Northwest Quarter; thence Southerly, deflecting left 90 degrees 13 minutes 45 seconds, 1337.85 feet to a 5/8” rebar stake at the Southeast corner of the Southwest Quarter of said Northwest Quarter; thence Westerly, deflecting right 90 degrees 16 minutes 33 seconds, 1325.66 feet along the South line of said Northwest Quarter to the place of beginning. Containing 70.79 acres more or less.

Parcel No. 90-08-08-300-001.000-002

Part of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Harrison Township, Wells County, Indiana, described as follows: Starting at the southeast corner of said Southwest Quarter found per record witness; thence westerly, 451.42 feet along the south line of said Southwest Quarter to a P.K. nail which shall be the place of beginning; thence continuing westerly, 253.58 feet along said south line, to a P.K. nail; thence northerly, deflecting right 90 degrees 00 minutes 00 seconds, 280.00 feet to a 5/8” rebar stake; thence easterly, deflecting right 90 degrees 00 minutes 00 seconds, 253.58 feet parallel with the south line of said Southwest Quarter to a 5/8” rebar stake; thence southerly, deflecting right 90 degrees 00 minutes 00 seconds, 280.00 feet to the place of beginning. Containing 1.63 acres, more or less.

Parcel No. 90-08-08-300-006.000-010

THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, CONTAINING 40.46 ACRES.

Parcel No. 90-08-08-300-004.000-010

ALSO: THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, CONTAINING 40.40 ACRES.

EXCEPTING THEREFROM: PART OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID SOUTHWEST QUARTER FOUND PER RECORD WITNESS; THENCE NORTHERLY, 527.00 FEET ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER TO A PK. NAIL; THENCE EASTERLY, DEFLECTING RIGHT 90 DEGREES 00 MINUTES 16 SECONDS, 655.00 FEET PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST QUARTER TO A 5/8” REBAR STAKE; THENCE SOUTHERLY, DEFLECTING RIGHT 89 DEGREES 59 MINUTES 44 SECONDS, 527.00 FEET PARALLEL WITH THE WEST LINE OF SAID SOUTHWEST QUARTER TO A P.K. NAIL ON THE SOUTH LINE OF SAID SOUTHWEST QUARTER; THENCE WESTERLY, DEFLECTING RIGHT 90 DEGREES 00 MINUTES 16 SECONDS, 655.00 FEET ALONG SAID SOUTH LINE TO THE PLACE OF BEGINNING. CONTAINING 7.92 ACRES

CONTAINING AFTER SAID EXCEPTION 32.48 ACRES.

Parcel No. 90·08-08-400-004.000-002

Commencing at the southwest corner of the southeast quarter of section eight (8), in township 26 north, range 12 east, and running thence north 1324.70 feet to the northwest corner of the south half of said quarter, thence east 558.20 feet to the west line of the right of way of the Ft Wayne, Cincinnati and Louisville railroad company, thence in a southwesterly direction along the west line of said Railroad right of way a distance of 1437.50 feet to the south line of said Section 8, thence west 12 feet to the place of beginning, containing 8.67 acres.

Parcel No. 90-08-08-400-020.000-002

PART OF THE NORTH HALF Of THE SOUTHEAST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

STARTING AT THE NORTHEAST CORNER Of SAID SOUTHEAST QUARTER FOUND PER RECORD WITNESS; THENCE WESTERLY, 152871 FEET ALONG THE NORTH LINE OF SAID SOUTHEAST QUARTER TO THE WESTERLY RIGHT-Of-WAY LINE OF THE NORFOLK & WESTERN RAILROAD, WHICH SHALL BE THE PLACE OF BEGINNING; THENCE SOUTHWESTERLY, DEFLECTING LEFT 67 DEGREES 21 MINUTES 32 SECONDS, 617.57 FEET ALONG SAID WESTERLY RIGHT-Of-WAY LINE: THENCE SOUTHWESTERLY, DEFLECTING RIGHT 00 DEGREES 02 MINUTES 05 SECONDS, 816.82 FEET ALONG SAID WESTERLY RIGHT OF-WAY LINE TO THE SOUTH LINE OF THE NORTH HALF Of SAID SOUTHEAST QUARTER: THENCE WESTERLY, DEFLECTING RIGHT 67 DEGREES 09 MINUTES 58 SECONDS, 565.65 FEET ALONG THE SOUTH LINE OF THE NORTH HALF OF SAID SOUTHEAST QUARTER TO THE WEST LINE OF SAID SOUTHEAST QUARTER; THENCE NORTHERLY, DEFLECTING RIGHT 90 DEGREES 03 MINUTES 19 SECONDS, 1325.61 FEET ALONG THE WEST LINE OF SAID SOUTHEAST QUARTER TO THE NORTHWEST CORNER OF SAID SOUTHEAST QUARTER; THENCE EASTERLY, DEFLECTING RIGHT 90 DEGREES 07 MINUTES 21 SECONDS, 1120.66 FEET ALONG THE NORTH LINE Of SAID SOUTHEAST QUARTER TO THE PLACE OF BEGINNING. CONTAINING 25.64 ACRES MORE OR LESS.

NOW KNOWN AS:

PARCEL 1:

PART Of SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS;

BEGINNING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 8; THENCE NORTH 00 DEGREES 09 MINUTES 53 SECONDS WEST, (ASSUMED AND THE BASIS FOR THESE BEARINGS), 1488.47 FEET ALONG THE WEST LINE Of SAID NORTHWEST QUARTER TO THE SOUTHERLY RIGHT-Of-WAY LINE Of THE NORFOLK AND SOUTHERN RAILROAD; THENCE NORTH 65 DEGREES 10 MINUTES 45 SECONDS EAST, 2804.95 FEET ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE TO THE NORTH LINE OF SAID NORTHWEST QUARTER, THENCE SOUTH 89 DEGREES 49 MINUTES 48 SECONDS EAST 116.37 FEET ALONG SAID NORTH LINE TO THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 8; THENCE SOUTH 88 DEGREES 46 MINUTES 46 SECONDS EAST, 2227,06 FEET ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER TO THE WESTERLY RIGHT-OF-WAY LINE OF THE NORFOLK AND SOUTHERN RAILROAD; THENCE SOUTH 22 DEGREES 53 MINUTES 10 SECONDS WEST, 3478.34 FEET ALONG SAID WESTERLY RIGHT-OF-WAY LINE; THENCE SOUTH 22 DEGREES 55 MINUTES 15 SECONDS WEST, 2255.13 FEET ALONG SAID WESTERLY RIGHT-Of-WAY LINE TO THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 8; THENCE SOUTH 89 DEGREES 54 MINUTES 33 SECONDS WEST, 8.77 FEET ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTER TO THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 8; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 1322.25 FEET ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER TO THE SOUTHWEST CORNER OF THE EAST HALF OF SAID SOUTHWEST QUARTER; THENCE NORTH 00 DEGREES 04 MINUTES 08 SECONDS, EAST, 2657.35 FEET ALONG THE WEST LINE OF THE EAST HALF OF SAID SOUTHWEST QUARTER TO THE NORTH LINE OF SAID SOUTHWEST QUARTER; THENCE NORTH 89 DEGREES 44 MINUTES 08 SECONDS WEST, 1325.66 FEET ALONG SAID NORTH LINE TO THE PLACE OF BEGINNING. CONTAINING 346.08 ACRES MORE OR LESS

PARCEL 2:

Tract 1:

THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, CONTAINING 40.46 ACRES.

Tract 2:

ALSO: THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, CONTAINING 40.40 ACRES.

EXCEPTING THEREFROM: PART OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID SOUTHWEST QUARTER FOUND PER RECORD WITNESS; THENCE NORTHERLY, 527.00 FEET ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER TO A PK NAIL; THENCE EASTERLY, DEFLECTING RIGHT 90 DEGREES 00 MINUTES 16 SECONDS, 655.00 FEET PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST QUARTER TO A 5/8” REBAR STAKE; THENCE SOUTHERLY, DEFLECTING RIGHT 89 DEGREES 59 MINUTES 44 SECONDS, 527.00 FEET PARALLEL WITH THE WEST LINE OF SAID SOUTHWEST QUARTER TO A P.K. NAIL ON THE SOUTH LINE OF SAID SOUTHWEST QUARTER; THENCE WESTERLY, DEFLECTING RIGHT 90 DEGREES 00 MINUTES 16 SECONDS, 655.00 FEET ALONG SAID SOUTH LINE TO THE PLACE OF BEGINNING. CONTAINING 7.92 ACRES.

CONTAINING AFTER SAID EXCEPTION 32.48 ACRES.

EXHIBIT B

PERMITTED ENCUMBRANCES

1.

Terms and provisions of a Grant of Easement granted to the City of Bluffton, dated June 25, 1998 and recorded June 26, 1998 in Deed Book 134 Page 399 of the Wells County, Indiana records.

2.

Terms and provisions of a Grant of Easement granted to the City of Bluffton, dated July 2, 1998, and recorded July 2, 1998 in Deed Book 134 Page 423 of the Wells County, Indiana records.

3.

Covenants, conditions and restrictions contained in the Restrictive Covenants Southwest Bluffton Industrial Park, dated June 15, 2004, and recorded June 17, 2004, in Miscellaneous Record 65 Page 59 of the Wells County, Indiana records (provisions, if any, based on race, color, religion, sex, handicap, familiar status or national origin, are omitted). Pertains to the 17.04 Acres tract conveyed in Deed Record 130 page 871 of the Wells County, Indiana records as shown on a survey by Joel A. Hoehn, dated February 17, 2007, and revised February 19, 2007. (NOTE: Mortgagor is undertaking to remove the Restricted Covenants from the encumbered tract pursuant to the Loan Agreement)

4.

Terms and provisions of a Right of Way Grant, dated January 27, 1984, and recorded February 22, 1984, in Miscellaneous Book 52 Page 669 of the Wells County, Indiana records.

5.

Right of Way for drainage, flow and maintenance of Addington Legal Tile Drain as set forth in IC 36-9-27-33.

6.

Liens, encumbrances and security interests granted by Mortgagor to US Bank National Association, as Trustee (“Subordinate Lender”), regarding the credit facilities identified in and subject to the further terms and conditions as set forth in that certain Intercreditor and Subordination Agreement between Mortgagee and Subordinate Lender.